Cane  &  Company,  LLC
Affiliated  with  ORT  Law  Corporation
of  Vancouver,  British  Columbia,  Canada
                            _____________________________
Michael  A.  Cane*          Stephen  F.X.  O'Neill  **      Gary  R.  Henrie+
Leslie  L.  Kapusianyk**    Michael  H.  Taylor***          Preston R. Brewer++
                                                           Ronald  N.  Serota
                                                          Christine  S.  Beaman


Telephone:     (702)  312-6255
Facsimile:     (702) 944-7100
E-mail:     telelaw@msn.com

2300  West  Sahara  Avenue
Suite  500  -  Box  18
Las  Vegas,  NV  89102

March  11,  2002

RRUN  Ventures  Network,  Inc.
62  W.  8th  Avenue,  4th  Floor
Vancouver,  British  Columbia,  Canada  V5Y  1M7
Attention:  Ray  A.  Hawkins

Re:  RRUN  Ventures  Network,  Inc.,  Registration  Statement  on  Form  S-8

Ladies  and  Gentlemen:

We have acted as counsel for RRUN Ventures Network, Inc, a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of certain shares of the Company's common stock ("the Shares")issued through its Business Consulting Agreement with Mr. Whalen and Mr. Meyer (the "Agreement"). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under  the  Act.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation;
(c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. Members of our firm are admitted to the practice of law in the State of Nevada and we express no opinion as to the laws of any other jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that under Nevada law, when (i) the Registration Statement becomes effective, (ii) the consultants have performed the consideration as required by the Agreement, (iii) the Shares are issued pursuant to the terms of the Agreement, and (iv) certificates representing the Shares are duly executed,

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RRUN  Ventures  Network,  Inc.
March  11,  2002
Page  2



countersigned, registered and delivered, then the Shares will be duly authorized, validly issued, fully paid and non-assessable.

Very  truly  yours,

CANE  AND  COMPANY,  LLC

/s/ Michael A. Cane
_____________________________
Michael A. Cane, attorney and
Managing Member

RRUN  Ventures  Network,  Inc.
March  11,  2002
Page  3



We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very  truly  yours,

CANE  AND  COMPANY,  LLC


/s/ Michael A. Cane
_____________________________
Michael A. Cane, attorney and
Managing Member